Management’s Report on Assessment of Compliance with Applicable Servicing Criteria

JPMorgan Chase Bank, National Association (the “Asserting Party”) is responsible for assessing compliance as of December 31, 2024 and for the period from January 1, 2024 through December 31, 2024 (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229. 1122(d) of the Code of Federal Regulations (the “CFR”), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria after giving effect to such exclusions, the “Applicable Servicing Criteria”). This Report covers residential mortgages serviced on the Mortgage Servicing Package (MSP Servicing Platform) during the Reporting Period, but excluding all home equity products that are not identified on Exhibit B, and excluding transactions containing European risk retention requirements listed on Exhibit C.

The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the “Applicable Servicing Criteria Performed by Vcndor(s)”).

The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects for purposes of Regulation AB with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Servicing Criteria Performed by Vcndor(s) as of December 31, 2024 and for the Reporting Period.

For each of the transactions listed on Exhibit D, Select Portfolio Servicing, Inc. services the loans as subservicer. This subservicer will be responsible for providing their own Management’s Report on Assessment of Compliance with the applicable Regulation AB Item 1122 servicing criteria that they perform for the period that they have subserviced loans.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded for purposes of Regulation AB that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 3l, 2024 and for the Reporting Period with respect to the Platform taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2024 and for the Reporting Period as set forth in this report.

JPMorgan Chase Bank, N. A.

By: /s/ Rebecca L. Griffin

Name: Rebecca L. Griffin

Title: Managing Director

Date: February 25, 2025

1

Exhibit A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
General Servicing Considerations
1122(d)(l )(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(l)(ii)	If any material servicing activities arc outsourced to third panics. policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(l)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans arc maintained.			X
1122(d)(l)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122 (d)( I )(v)	Aggregation of information. as applicable. is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans arc deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections. cash flows or distributions, and any interest or other fees charged for such advances, are made. reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)	The related accounts for the transaction. such as cash reserve accounts or accounts established as a form of over collateralization. are separately maintained (e.g.. with respect to	X

1 The Asserting Party monitors events of default pursuant to the transaction agreements.

2 Vendors deposit funds from customer transactions to a lockbox clearing account.

commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion. ··federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k- 1(b)(1) of the Securities Exchange Act.

X3
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

3 The Asserting Party moved investor custodial accounts into deposit accounts during July and August of 2018. As a result of the credit downgrade of the Asserting Party during prior years, the Asserting Party docs not meet the minimum requirements set forth in all applicable agreements. Where consent was required under the applicable transaction agreements, letters were sent to those investors, trustees or master servicers as specified in the transaction agreements informing them of the movement of their accounts into deposit accounts with time to respond with objection or further instructions.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(2)(vii)

Reconciliations arc prepared on a monthly basis for all asset backed securities related bank accounts. including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate: (8) prepared within 30 calendar days after the bank statement cutoff date. or such other number of days specified in the transaction agreements: (C) reviewed and approved by someone other than the person who prepared the reconciliation: and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittance and Reporting
1122(d)(3)(i)

Reports to investors. including those to be filed with the Commission. arc maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) arc prepared in accordance with timeframes and other terms set forth in the transaction agreements: (B) provide information calculated in accordance with the terms specified in the transaction agreements: (C) arc filed with the Commission as required by its rules and regulations: and (D) agree with investors’·or the trustce’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other tem1s·set forth in the transaction agreements.	X5
1122(d)(3)(iii)	Disbursements made to an investor arc posted within two business days to the Servicer’s investor records. or such other number of days specified in the transaction agreements.	X6
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X7
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction			X8

4 The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transactions agreements.

5 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

6 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Asserting Party's records or such other number of days as may be specified in the transaction agreements.

7 The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

8 This criterion is certified on another JPMorgan Chase Bank, National Association (JPMCB) 1122 with respect to those loans, if any, for which JPMCB is acting as custodian for the related mortgage files.

agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents arc safeguarded as required by the transaction agreements		X9
1122(d)(4)(iii)	Any additions. removals or substitutions to the asset pool arc made. reviewed and approved in .accordance with any conditions or requirements in the transaction agreements.	X

9 This criterion is certified on another JPMCB 1122 with respect to those loans, if any, for which JPMCB is acting as custodian for the related mortgage files.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(4)(iv)

Payments on mortgage loans. including any payoffs. made in accordance with the related mortgage loan documents arc posted to the Servicer’s obligor records maintained no more than two business days after receipt. or such other number of days specified in the transaction agreements. and allocated to principal. interest or other items (e.g.. escrow) in accordance with the related mort1rnac loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) arc made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g.. forbearance plans. modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) arc initiated, conducted and concluded in accordance with the time frames or other requirements established by the transaction agreements.

		X	X10
1122(d)(4)(viii)

Records documenting collection efforts arc maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records arc maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including. for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A)such funds arc analyzed, in accordance with the obligor’s mortgage loan documents. on at least an annual basis. or such other period specified in the transaction agreements; (B) interest on such funds is paid. or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds arc returned to the obligor within 30 calendar days of full repayment of the related mortgage

X

10 Vendors are being used to process certain foreclosures and bankruptcy activities.

1

loans. Or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates. as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates. or such other number of days specified in the transaction agreements.

		X	X11
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor arc paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer. or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies. charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

11 Two Vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.This criterion is certified on another.

2

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(4)(xv)	Any external enhancement or other support. identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB. is maintained as sci forth in the transaction agreements.			X

3

Exhibit B

BSSLT 2007-1

SACO 2005-5

SACO 2006-1

SACO 2006-12

SACO 2006-8

Exhibit C

Chase 2024-10

Chase 2024-11

Exhibit D

Select Portfolio Servicing

96-6 EMC SECURITY	BAFC 2005-3	BSABS 2006-HE3
ABFS 2003-1	BAFC 2005-4	BSABS 2006-HE4
ABFS 2003-2	BAFC 2005-6	BSABS 2006-SD1
ABSC 1999-LBl	BAFC 2005-7	BSABS 2006-SD2
ABSC 2000-LBl	BAFC 2005-8	BSABS 2006-SD3
ABSC 2002-HEl	BAFC 2005-E	BSABS 2006-SD4
ACE 1999-LB2	BAFC 2006-1	BSABS 2007-1
ACE 2005-SD3	BAFC 2006-2	BSABS 2007-AC2
ACE 2005-SNl	BAFC 2006-4	BSABS 2007-AC3
AEGIS 2004-1	BAFC 2006-J	BSABS 2007-AC4
AFC 1997-3	BAFC 2007-1	BSABS 2007-AC5
AFC 1997-4	BAFC 2007-2	BSABS 2007-AC6
AFC 1998-1	BAFC 2007-3	BSABS 2007-SDl
AFC 1998-2	BAFC 2007-7	BSALTA 2003-3
AFC 1998-3	BAFC 2007-8	BSALTA 2003-5
AFC 1998-4	BAFC 2007-A	BSALTA 2003-6
AFC 1999-1	BAYVIEW 2004-C	BSALTA 2004-1
AFC 1999-2	BAYVIEW 2004-D	BSALTA 2004-10
AFC 1999-3	BAYVIEW 2005-B	BSALTA 2004-11
AFC 1999-4	BAYVIEW 2007-A	BSALTA 2004-12
AFC 2000-1	BSABS 2002-1	BSALTA 2004-2
AFC 2000-2	BSABS 2002-2	BSALTA 2004-3
AFC 2000-3	BSABS 2002-ACl	BSALTA 2004-4
AFC 2000-4	BSABS 2003-1	BSALTA 2004-5
AMAC 2002-9	BSABS 2003-2	BSALTA 2004-6
AMAC 2003-11	BSABS 2003-3	BSALTA 2004-7
AMAC 2003-12	BSABS 2003-SD1	BSALTA 2004-8
AMAC 2003-13	BSABS 2003-SD2	BSALTA 2004-9
AMAC 2003-3	BSABS 2003-SD3	BSALTA 2005-10
AMAC 2003-4	BSABS 2004-SDl	BSALTA 2005-2
AMAC 2003-6	BSABS 2004-SD2	BSALTA 2005-3
ARC 2004-1	BSABS 2004-SD3	BSALTA 2005-4
BAFC 2003-3	BSABS 2004-SD4	BSALTA 2005-5
BAFC 2004-2	BSABS 2005-SDl	BSALTA 2005-7

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.

BAFC 2004-3	BSABS 2005-SO2	BSALTA 2005-8
BAFC 2004-4	BSABS 2005-SO3	BSALTA 2005-9
BAFC 2004-5	BSABS 2005-SO4	BSALTA 2006-1
BAFC 2004-D	BSABS 2006-2	BSALTA 2006-2
BAFC 2005-1	BSABS 2006-3	BSARM 2003-1
BAFC 2005-2	BSABS 2006-4	BSARM 2003-5
BSARM 2003-6	CMC 1997-2	CSFB 2003-AR12
BSARM 2003-7	CMFT 2002-S4	CSFB 2003-AR15
BSARM 2003-9	CMFT 2006-S2	CSFB 2003-AR18
BSARM 2004-1	CMFT 2006-S3	CSFB 2003-AR20
BSARM 2004-10	CMFT 2006-S4	CSFB 2003-AR22
BSARM 2004-12	CMFT 2007-Al	CSFB 2003-AR24
BSARM 2004-2	CMFT 2007-A2	CSFB 2003-AR26
BSARM 2004-3	CMFT 2007-A3	CSFB 2003-AR28
BSARM 2004-8	CMFT 2007-S1	CSFB 2003-AR30
BSARM 2005-1	CMFT 2007-S2	CSFB 2003-AR5
BSARM 2005-11	CMFT 2007-S3	CSFB 2003-AR9
BSARM 2005-12	CMFT 2007-S4	CSFB 2004-1
BSARM 2005-3	CMFT 2007-S5	CSFB 2004-3
BSARM 2005-4	CMFT 2007-S6	CSFB 2004-4
BSARM 2005-6	CMLTI 2005-SHLl	CSFB 2004-5
BSARM 2006-4	CMLTI 2006-HE2	CSFB 2004-6
BSARM 2007-4	CMLTI 2006-HE3	CSFB 2004-7
BSARM 2007-5	CSFB 2001-11	CSFB 2004-8
BSMF 2006-ACl	CSFB 2002-10	CSFB 2004-ARl
BSSLT 2007-1	CSFB 2002-18	CSFB 2004-AR2
BSSSI 1997-2	CSFB 2002-24	CSFB 2004-AR3
CFLAT 2002-2	CSFB 2002-26	CSFB 2004-AR4
CFLAT 2002-3	CSFB 2002-29	CSFB 2004-AR5
CFLAT 2002-4	CSFB 2002-30	CSFB 2004-AR6
CFLAT 2003-1	CSFB 2002-34	CSFB 2004-AR7
CFLAT 2003-2	CSFB 2002-ARl7	CSFB 2004-AR8
CFLAT 2003-3	CSFB 2002-AR25	CSFB 2004-ARMT-1
CFLAT 2003-4	CSFB 2002-AR28	CSFB 2005-1
CFLAT 2003-5	CSFB 2002-AR33	CSFB 2005-11
CFLAT 2003-6	CSFB 2003-1	CSFB 2005-12

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.

CFLAT 2003-Cl	CSFB 2003-10	CSFB 2005-2
CFLAT 2003-C2	CSFB 2003-11	CSFB 2005-3
CFLAT 2004-1	CSFB 2003-17	CSFB 2005-4
CFLAT 2004-2	CSFB 2003-19	CSFB 2005-5
CFLAT 2004-OPT1	CSFB 2003-21	CSFB 2005-6
CFLX 2007-1	CSFB 2003-23	CSFB 2005-8
CFLX 2007-2	CSFB 2003-25	CSFB 2005-9
CFLX 2007-3	CSFB 2003-27	CSFB ARMT 2005-10
CFLX 2007-Ml	CSFB 2003-29	CSFB ARMT 2005-2
CITFD86-1H	CSFB 2003-8	CSFB ARMT 2005-9
CSFB ARMT 2006-2	GSAMP 2005-SEAl	JPMMT 2007-A6
CSFB ARMT 2007-1	GSAMP 2005-SEA2	JPSMT 2010-1
CSFB ARMT 2007-1	GSAMP 2006-S1	LMT 2007-3
CSFB ARMT 2007-2	GSAMP 2007-SEAl	LMT 2007-4
CSMC 2006-1	GSMPS 2003-2	LUM 2005-1
CSMC 2006-3	GSMPS 2006-RP2	LUM 2006-3
CSMC 2006-5	GSMSC 2000-1	LUMINENT 2006-5
CSMC 2006-CFl	GSR 2003-7F	LUMINENT 2006-6
CSMC 2006-CF2	GSR 2004-15F	LUMINENT 2007-2
CSMC 2007-3	GSR 2004-2F	MALT 2002-1
CSMC 2007-4	GSR 2004-3F	MALT 2003-2
CSMC 2007-5	GSR 2004-6F	MALT 2003-3
CSMC 2007-6	GSR 2004-8F	MALT 2003-7
CWMBS 2001-HYB1	GSR 2004-9	MALT 2003-8
DLJ 1995-6	GSR 2005-5F	MALT 2003-9
EMC MLT 2002-A	GSR 2005-6F	MALT 2004-1
EMC ML T 2006-A	GSR 2006-5F	MALT 2004-10
FANNIEMAE 2001-29	GSR 2006-6F	MALT 2004-11
FBRSI 2005-5	GSR 2006-8F	MALT 2004-12
FFMLT 2004-FF7	GSR 2006-9F	MALT 2004-13
FIRST NLC 2005-4 FIRST SECURITY 1997-	GSR 2007-1F	MALT 2004-2
NAMC-2	GSR 2007-2F	MALT 2004-3
FNMA 1998-W2	GSR 2007-3F	MALT 2004-4
FNMA 2002-14	GSR 2007-4F	MALT 2004-5
FNMA 2002-33	GSRPM 2004-1	MALT 2004-6

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.

FNMA 2002-60	GSRPM 2006-2	MALT 2004-7
FNMA 2002-66	GSRPM 2007-1	MALT 2004-8
FNMA 2002-80	HARBORVIEW 2004-8	MALT 2004-9
FNMA 2002-90	HARBORVIEW 2005-15	MALT 2005-1
FNMA 2002-W8	HHFC SERIES 1980/1993A	MALT 2005-2
FNMA 2003-63	IMPAC 2006-SDl	MALT 2005-3
FNMA 2003-7	INMC RAST-A3	MALT 2005-4
FNMA 2004-Tl	JPALT 2006-A5	MALT 2005-6
FNT 2001-4	JPALT 2006-A7	MALT 2006-1
GMTA 2005-ARl	JPALT2007-A1	MALT 2007-1
GMTA 2005-AR2	JPMMT 2004-S1	MARM 2003-1
GMTA 2005-AR3	JPMMT 2006-A5	MARM 2004-7
GSAA 2005-7	JPMMT 2007-Al	MARM 2004-8
GSAA HE 2006-8	JPMMT 2007-A2	MARM 2005-6
GSAMP 2005-S2	JPMMT 2007-A5	MARM 2007-HF2
MARP 2006-2	PRIME 2003-1	SAIL 2004-11
MASTR 2003-12	PRIME 2004-CL2	SAIL 2004-2
MASTR 2004-10	PRIME 2005-2	SAIL 2004-4
MASTR 2004-3	PRIME 2005-4	SAIL 2004-5
MASTR 2004-9	PRIME 2005-5	SAIL 2004-7
MASTR 2005-1	PRIME 2006-1	SAIL 2004-8
MASTR 2005-2	PRIME 2007-1	SAIL 2004-9
MASTR 2006-HE1	PRIME 2007-2	SAIL 2004-BNC2
MASTR 2006-WMC3	PRIME 2007-3	SAIL 2005-1
MASTR 2006-WMC4	SACO 1999-3	SAIL 2005-2
MESA 2001-1	SACO 1999-5	SAIL 2005-3
MESA 2001-3	SACO 2000-1	SAIL 2005-8
MESA 2003-1/GT 2003-A	SACO 2000-3	SAIL 2005-9
MLMBS 2007-1	SACO 2004-2	SAIL 2005-HE3
MLMI 2004-A4	SACO 2004-3	SAIL 2006-3
MLMI 2005-Al	SACO 2005-1	SAIL 2006-4
MLMI 2005-Al0	SACO 2005-10	SAIL 2006-BNCl
MLMI 2005-A2	SACO 2005-10 CO2	SAMI 2001-4
MLMI 2005-A4	SACO 2005-2	SAMI 2002-AR3
MLMI 2005-A5	SACO 2005-3	SAMI 2002-AR4
MLMI 2005-A7	SACO 2005-5	SAMI 2002-ARS

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.

MLMI 2006-Al	SACO 2005-6	SAM! 2003-ARl
MLMI 2006-AFl *	SACO 2005-7	SAMI 2003-AR2
MSAC 2000-1	SACO 2005-8	SAMI 2003-AR3
MSAC 2004-HE7	SACO 2005-9	SAMI 2003-AR4
MSAC 2004-HE8	SACO 2006-10	SAMI 2003-CLl
MSAC 2004-NC8	SACO 2006-2	SAMI 2004-ARl
MSAC 2004-SDl	SACO 2006-3	SAMI 2004-AR2
MSAC 2004-SD2	SACO 2006-4	SAMI 2004-AR3
MSHEL 2005-2	SACO 2006-5	SAMI 2004-AR4
MSM 2004-3	SACO 2006-6	SAMI 2004-AR5
MSM 2004-4	SACO 2006-7	SAMI 2004-AR6
MSM 2004-9	SACO 2006-9	SAMI 2004-AR7
MSM 2004-AR5	SACO 2006-9 CO2	SAMI 2004-AR8
NAAC 2003-Al	SACO 2007-1	SAMI 2005-ARl
NEW CENTURY 2003-B	SACO 2007-1 CO2	SAMI 2005-AR2
PAMEX 1999-A	SACO 2007-2	SAM! 2005-AR3
PCHLT 2005-1	SAIL 2003-BC11	SAMI 2005-AR6
PNCMS 1999-10	SAIL 2004-1	SAMI 2005-AR7
PNCMT 2000-1	SAIL 2004-10	SAMI 2006-ARl
SAMI 2006-AR3	UBS MARM 2003-4	WAMU 2002-ARl9
SAMI 2006-AR4	UBS MARM 2003-5	WAMU 2002-AR6
SAMI 2006-AR7	UBS MARM 2004-3	WAMU 2002-AR9
SAMI 2006-AR8	UBS MARM 2004-5	WAMU 2002-S4
SAMI 2007-AR4	UBS MARM 2004-6	WAMU 2003-ARl
SARM 2005-20	UBS MARM 2004-8	WAMU 2003-AR2
SARM 2006-7	UBS MAST 2003-11	WAMU 2003-AR3
SASCO 1999-ALS3	UBS MAST 2004-1	WAMU 2003-AR4
SASCO 2001-1	UBS MAST 2004-4	WAMU 2003-S11
SASCO 2002-9	UBS MAST 2004-5	WAMU 2003-S3
SASCO 2004-11XS	UBS MAST 2004-6	WAMU 2003-S9
SASCO 2005-2XS	UCFC 1998-C	WAMU 2004-AR11
SASCO 2005-NCl	UCFC 1998-0	WAMU 2004-AR9
SASCO 2005-NC2	WAMMS 2002-AR1	WAMU 2004-CB1
SASCO 2006-BC1	WAMMS 2002-AR3	WAMU 2004-CB2
SASCO 2006-BC4	WAMMS 2003-ARl	WAMU 2004-CB3
SASCO 2006-BCS	WAMMS 2003-AR2	WAMU 2004-Sl

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.

SASCO 2006-BC6	WAMMS 2003-AR3	WAMU 2007-HE2
SASCO 2006-GELl	WAMMS 2003-AR4	WAMU 2007-HE3
SBMSI 1994-20	WAMMS 2003-MS2	WAMU 2007-HE4
SBMSI 2003-1	WAMMS 2003-MS3	WMALT 2006-6
SOPAC 1997-2	WAMMS 2003-MS6	ZUNI 2006-OAl
Soundview 2005-4	WAMMS 2003-MS7
THORNBURG 2003-2	WAMMS 2003-MS8
TMST 2005-3	WAMMS 2003-MS9
TMST 2006-1	WAMMS 2004-RAl
UBS MALT 2003-3	WAMMS 2004-RA2
UBS MALT 2003-5	WAMMS 2004-RA3
UBS MALT 2004-1	WAMMS 2004-RA4
UBS MALT 2004-11	WAMMS 2005-RAl
UBS MALT 2004-12	WAMU 2001-7
UBS MALT 2004-13	WAMU 2001-AR3
UBS MALT 2004-5	WAMU 2001-AR5
UBS MALT 2004-6	WAMU 2002-AR12
UBS MALT 2004-7	WAMU 2002-AR13
UBS MALT 2004-8	WAMU 2002-AR14
UBS MALT 2004-9	WAMU 2002-ARl5
UBS MALT 2005-1	WAMU 2002-AR16
UBS MALT 2005-2	WAMU 2002-ARl7
UBS MARM 2003-2	WAMU 2002-AR18

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

*JPMC has retained servicing for one loan in this transaction.